SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K




                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




                        Date of Report: January 14, 1999





                         GLOBE BUSINESS RESOURCES, INC.




                      Incorporated under the laws of Ohio




Commission File No. 0-27682                       RS Employer Identification No.
                                                            31-1256641



             11260 Chester Road , Suite 400, Cincinnati, Ohio 45246
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              (Address of Principal Executive Offices) (Zip Code)



                                 (513) 771-8287
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              (Registrant's Telephone Number, Including Area Code)










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        ITEM 5. OTHER EVENTS

        On January 14, 1999 Globe Business Resources, Inc. ("Globe" or the "Company") acquired substantially all the assets of privately owned Corporate Condominiums, Inc. ("Corporate Condominiums") pursuant to an Asset Purchase Agreement dated as of January 14, 1999 among Globe, Corporate Condominiums, Inc. and Gary D. Bacon.

        The purchase price for the business consists of $3,125,000 in cash, $1,462,500 to be paid by a 6% four-year non-negotiable promissory note and 133,601 shares of Globe common stock. Additional cash payments, payable by May 1, 2000 and May 1, 2001, may be earned contingent upon certain levels of operating income for the twelve months ending February 29, 2000 and February 28, 2001.

        At closing, Globe paid $3,125,000 in cash, issued a $1,462,500 promissory note and delivered 133,601 shares of common stock. The funds required for the cash component of the purchase price were derived from borrowings under the Company's Credit Agreement with The Fifth Third Bank, PNC Bank and Norwest Bank.

        Corporate Condominiums, with operations in Connecticut, New York and New Jersey, provides short-term housing to transferring or temporarily assigned corporate personnel, new hires, trainees and consultants. Corporate Condominiums maintains an inventory in excess of 200 housing units and had revenues in excess of $6 million for the fiscal year ended December 31, 1998.



                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           Globe Business Resources, Inc.



                                                /s/ David D. Hoguet
                                            -----------------------------
                                            By:    David D. Hoguet
                                                   Chief Executive Officer

Signed:  January 22, 1999